UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☒	Preliminary Information Statement

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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COLUMBIA MULTI STRATEGY ALTERNATIVES FUND

(FORMERLY KNOWN AS COLUMBIA ALTERNATIVE BETA FUND)

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

_________, 2019

As a shareholder of the Columbia Multi Strategy Alternatives Fund (formerly, Columbia Alternative Beta Fund) (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the addition of two subadvisers to the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of two subadvisers and related changes. At meetings of the Fund’s Board of Trustees (the “Board”) on June 12 and June 21, 2019, the Board approved, among other things: (i) a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and AQR Capital Management LLC (“AQR”) with respect to the Fund; (ii) modifications to the Fund’s principal investment strategies to reflect AQR’s investment process for the portion of the Fund it manages; (iii) a subadvisory agreement between the Investment Manager and QMA LLC (“QMA”) with respect to the Fund; and (iv) modifications to the Fund’s principal investment strategies to reflect QMA’s investment process for the portion of the Fund it manages. AQR and QMA began to manage their respective sleeves of the Fund on September 24, 2019.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without seeking shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least _____, 2020. To view and print the Information Statement, click on the link for the Information Statement. You may request that a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by ________, 2020. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

[________(XX/19)]

COLUMBIA MULTI STRATEGY ALTERNATIVES FUND

(FORMERLY KNOWN AS COLUMBIA ALTERNATIVE BETA FUND)

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about _______, 2019. This Information Statement is being made available to shareholders of Columbia Multi Strategy Alternatives Fund (formerly, Columbia Alternative Beta Fund) (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 12, 2019.

Under the Management Agreement, the Investment Manager monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

AQR CAPITAL MANAGEMENT LLC, QMA LLC, AND THE NEW SUBADVISORY AGREEMENTS

Prior to September 24, 2019, the Fund was not subadvised.

At a meeting of the Board on June 12, 2019, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, a subadvisory agreement between the Investment Manager and AQR Capital Management LLC (the “AQR Subadvisory Agreement”), pursuant to which AQR Capital Management LLC (“AQR”) will manage a new sleeve of the Fund, and a subadvisory agreement between the Investment Manager and QMA LLC (the “QMA Subadvisory Agreement”), pursuant to which QMA LLC (“QMA”) will manage a new sleeve of the Fund.

At a meeting of the Board on June 21, 2019, the Board also approved modifications to the Fund’s principal investment strategies to reflect AQR’s and QMA’s investment processes. The AQR Subadvisory Agreement, the QMA Subadvisory Agreement, and related changes went into effect on September 24, 2019.

Management Fees Paid to the Investment Manager, AQR and QMA

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Columbia Multi Strategy Alternatives Fund*

Net Assets	Annual rate at each asset level
First $500 million	0.960%
Next $500 million	0.955%
Next $2 billion	0.950%
Next $9 billion	0.940%
Over $12 billion	0.930%

*

When calculating asset levels for purposes of determining fee breakpoints, asset levels are based on net assets of the Fund, including assets invested in any wholly-owned subsidiary advised by the Investment Manager (“Subsidiaries”). Fees payable by the Fund under this agreement shall be reduced by any management services fees paid to the Investment Manager by any Subsidiaries under separate management agreements with the Subsidiaries.

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The aggregate subadvisory services fee expected to be paid by the Investment Manager out of its own assets to AQR and QMA, as a percentage of the Fund’s daily net assets for the Fund’s most recent fiscal year, is 0.30%.

Fees paid by the Fund to the Investment Manager for the period from June 1, 2018 through May 31, 2019*	Estimated subadvisory
services fees that would have
been paid by the
Investment Manager to AQR
and QMA had their
subadvisory agreements
been in effect for the period
from June 1, 2018 through
May 31, 2019 and based on
total assets in the Fund
during this time period**
Columbia Multi Strategy Alternatives Fund (fiscal year ended 5/31/19)	$6,435,935	$1,983,585.65

*	The Investment Manager uses a portion of these fees to pay the subadvisers.

**

This amount is based on a hypothetical 25% and 25% allocation of Fund assets to AQR and QMA, respectively, as of September 24, 2019, which is the long-term allocation target of the Fund’s assets to each of these entities.

INFORMATION ABOUT AQR

AQR was founded in 1998 and is a registered investment advisor with the SEC. AQR is organized as a Delaware limited liability company and is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC (“AQR Holdings”), which has no activities other than holding the interests of AQR. Clifford S. Asness, Ph.D., M.B.A., may be deemed to control AQR through his voting control of the Board of Members of AQR Holdings. AQR offers investment management services to institutional investors, such as pension funds, defined contribution plans, insurance companies, endowments, foundations, family offices and sovereign wealth funds, as well as registered investment advisers, registered investment companies, private banks and private funds. AQR has approximately 20 years of investment management experience. As of September 30, 2019, AQR had approximately $185 billion in assets under management. AQR’s principal offices are located at Two Greenwich Plaza, Greenwich, CT 06830.

The following table provides information on the principal executive officers and directors of AQR:

Name	Title/Responsibilities	Address
Clifford S. Asness	President, Founding and Managing Principal	Two Greenwich Plaza, Greenwich, CT 06830

David G. Kabiller	Founding Principal	Two Greenwich Plaza, Greenwich, CT 06830

John M. Liew	Founding Principal	Two Greenwich Plaza, Greenwich, CT 06830

Bradley D. Asness	Principal and Co-Chief Operating Officer	Two Greenwich Plaza, Greenwich, CT 06830

John B. Howard	Principal, Co-Chief Operating Officer and Chief Financial Officer	Two Greenwich Plaza, Greenwich, CT 06830

H.J. Willcox	Principal and Chief Compliance Officer	Two Greenwich Plaza, Greenwich, CT 06830

William J. Fenrich	Principal and Chief Legal Officer	Two Greenwich Plaza, Greenwich, CT 06830

Other Funds with Similar Investment Objectives Managed by AQR

AQR serves as adviser to another registered investment company that has an investment objective similar to the investment objective of the Fund. The following table provides information on the size and AQR’s rate of compensation with respect to this other registered investment company.

Fund Name	Assets Managed by AQR as of June 30, 2019		Advisory Fee Rate
AQR Global Macro Fund	approximately $	28 million	1.25%

INFORMATION ABOUT QMA

QMA’s investment team began managing U.S. equity accounts for institutional clients in 1975. For many years, the team operated as a unit within PGIM, Inc., which is part of the PGIM division of Prudential Financial. PGIM is Prudential Financial’s global investment management business. Subsequently, QMA became a wholly-owned subsidiary of PGIM, Inc. and an investment adviser registered with the SEC. The team has conducted its investment management activities as QMA since July 2004. QMA is a quantitative macro-focused investment management firm, providing investment advisory services to various private funds, pooled vehicles as a subadviser on unaffiliated platforms, and separately managed accounts. QMA has 26 years of subadvisory experience and had approximately $123.2 billion under management as of June 30, 2019. Their principal offices are located at Gateway Center 2, Newark, NJ 07102.

The following table provides information on the principal executive officers and directors of QMA:

Name	Title/Responsibilities	Address
Clark D. Pellington	Chief Compliance Officer	Gateway Center 2, Newark, NJ 07102

Debra S. Groisser	Chief Legal Officer	Gateway Center 2, Newark, NJ 07102

David A. Hunt	Member, Board of Managers	Gateway Center 2, Newark, NJ 07102

Roy D. Henriksson	CIO and Member, Board of Managers	Gateway Center 2, Newark, NJ 07102

Linda T. Gibson	Chief Operating Officer and Member, Board of Managers	Gateway Center 2, Newark, NJ 07102

Andrew C.L. Dyson	CEO and Chairman, Board of Managers	Gateway Center 2, Newark, NJ 07102

Robert C. Roth	Chief Financial Officer	Gateway Center 2, Newark, NJ 07102

Adam B. Broder	Member, Board of Managers	Gateway Center 2, Newark, NJ 07102

Other Funds with Similar Investment Objectives Managed by QMA

QMA currently does not serve as adviser or subadviser to other investment companies that have investment objectives similar to the investment objective of the Fund.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENTS

On June 12, 2019, the Board and the Independent Trustees of the Trust unanimously approved, for an initial two-year term, the AQR Subadvisory Agreement and the QMA Subadvisory Agreement between the Investment Manager and AQR and QMA, respectively, with respect to the Fund, a series of the Trust. As detailed below, the Board’s Product and Distribution Committee and Advisory Fees and Expenses Committee (the “Committees”) and the Board met to review and discuss, both among themselves and with the management team of the Investment Manager, materials provided by the Investment Manager and others before determining to approve the AQR Subadvisory Agreement and the QMA Subadvisory Agreement (together, the “Subadvisory Agreements”).

In connection with their deliberations regarding the proposed Subadvisory Agreements, the Committees and the Board evaluated materials requested from or provided by the Investment Manager regarding the Fund and the Subadvisory Agreements, as well as other materials provided by the Investment Manager in connection with the Board’s most recent annual approval of the continuation of the management agreements with respect to other series of the Trust, and discussed these materials with representatives of the Investment Manager at Committee meetings and at the Board meeting held on June 11-12, 2019. The Board and the Advisory Fees and Expenses Committee also noted their considerations at meetings held in connection with the continuation of the Management Agreement with respect to the Fund.

The Committees and the Board also consulted with Fund counsel and the Independent Trustees’ independent legal counsel, who advised on various matters with respect to the Committees’ and the Board’s considerations and otherwise assisted the Committees and the Board in their deliberations.

The Committees and the Board considered all information that they, their legal counsel or the Investment Manager believed reasonably necessary to evaluate and to determine whether to recommend for approval or approve the Subadvisory Agreements. The information and factors considered by the Committees and the Board in recommending for approval or approving the Subadvisory Agreements for the Fund included the following:

•

The Investment Manager’s agreement to contractually limit or cap total operating expenses for the Fund through September 30, 2020 so that total operating expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, and infrequent and/or unusual expenses) would not exceed a specified annual rate, as a percentage of the Fund’s net assets;

•	The terms and conditions of the Subadvisory Agreements;

•	The subadvisory fees to be charged to the Investment Manager under the Subadvisory Agreements;

•	Descriptions of various functions performed by AQR and QMA under the Subadvisory Agreements, including portfolio management and portfolio trading practices;

•	Information regarding the reputation, regulatory history and resources of AQR and QMA, including information regarding senior management, portfolio managers and other personnel;

•

Information regarding the capabilities of AQR and QMA with respect to compliance monitoring services, including an assessment of AQR’s and QMA’s compliance systems by the Fund’s Chief Compliance Officer; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services to be Provided under the Subadvisory Agreements

The Committees and the Board considered the nature, extent and quality of services to be provided to the Fund by AQR and QMA under the Subadvisory Agreements. The Committees and the Board considered, among other things, AQR’s and QMA’s advisory and supervisory investment professionals (including personnel involved in fund management, reputation and other attributes), the portfolio management services provided by those investment professionals, and the quality of AQR’s and QMA’s investment research capabilities.

The Committees and the Board also considered the professional experience and qualifications of the senior personnel of AQR and QMA, which included a consideration of AQR’s and QMA’s experience with funds managed using investment strategies similar to those proposed to be used for their sleeves of the Fund. The Board also noted that, based on information provided by the Investment Manager, the Board had approved AQR’s and QMA’s codes of ethics and compliance programs, and that the Chief Compliance Officer of the Fund reports to the

Trustees on AQR’s and QMA’s compliance programs. The Committees and the Board noted that AQR subadvises other funds overseen by the Board.

The Committees and the Board considered the diligence and selection process undertaken by the Investment Manager to select AQR and QMA, including the rationale for recommending the approval of the Subadvisory Agreements, and the process for monitoring AQR’s and QMA’s ongoing performance of services for the Fund. As part of these deliberations, the Board considered the ability of the Investment Manager, subject to the approval of the Board, to modify or enter into new subadvisory agreements without a shareholder vote pursuant to an exemptive order of the SEC.

After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund under the Subadvisory Agreements supported the approval of the Subadvisory Agreements.

Investment Performance

The Committees and the Board reviewed information about the performance of the Fund over various time periods, including performance information relative to benchmarks.

The Committees and the Board considered AQR’s and QMA’s performance and reputation generally. The Board considered the performance of AQR’s related composite, including its absolute and risk-adjusted returns, and noted AQR’s absolute and peer-relative performance over the one-, three-, and five-year periods for strategies similar to those proposed for its sleeve of the Fund. The Board also considered the performance of QMA’s related composite, including its absolute and risk-adjusted returns, and noted QMA’s absolute and peer-relative performance over the one- and three-year periods for strategies similar to those proposed for its sleeve of the Fund. The Board also considered the Investment Manager’s evaluation of AQR’s and QMA’s anticipated contributions to the Fund’s broader investment mandate. After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the performance of AQR and QMA was sufficient, in light of other considerations, to warrant the approval of the Subadvisory Agreements.

Subadvisory Fee Rates and Other Expenses

The Committees and the Board considered the subadvisory fees to be charged to the Fund under the Subadvisory Agreements, as well as the total expenses expected to be incurred by the Fund. The Committees and the Board also considered the fees that AQR and QMA charge to their other clients, to the extent publicly available, and noted that the Investment Manager pays the fees of AQR and QMA. The Committees and the Board also took into account the fee waiver and expense limitation arrangements agreed to by the Investment Manager, as noted above.

After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the subadvisory fee rates and expenses of the Fund, in light of other considerations, supported the approval of the Subadvisory Agreements.

Costs of Services to be Provided and Profitability

The Committees and the Board also took note of the costs the Investment Manager and its affiliates were expected to incur in connection with the services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund, and also noted that the Committees and the Board expected to consider the costs of services and the profitability to the Investment Manager and its affiliates in connection with the Advisory Fees and Expenses Committee’s and the Board’s next review and consideration of the continuation of the Management Agreement. When reviewing expected profitability, the Committees and the Board also considered court cases in which adviser profitability was an issue in whole or in part, the performance of similarly managed strategies, the expected expense ratio of the Fund, and the implementation of expense limitations with respect to the Fund. Because the Subadvisory Agreements were negotiated at arms-length by the Investment Manager, which is responsible for payments to AQR and QMA thereunder, the Committees and the Board did not consider the profitability to AQR and QMA from their relationships with the Fund.

After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the anticipated costs of services to be provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreements.

Economies of Scale

The Committees and the Board considered the potential existence of economies of scale in the provision by the Investment Manager of services to the Fund, to groups of related funds, and to the Investment Manager’s investment advisory clients as a whole, and whether those economies of scale were expected to be shared with the Fund through breakpoints in the proposed investment management fees or other means, such as expense limitation arrangements and additional investments by the Investment Manager in investment, trading, compliance and other resources. The Committees and the Board noted that the management fee schedules for the Fund contained breakpoints that would reduce the fee rate on assets above specified threshold levels.

The Committees and the Board noted that the Subadvisory Agreements did not contain breakpoints. The Committees and the Board noted that absent a shareholder vote, the Investment Manager would bear any increase in fees payable under the Subadvisory Agreements. The Committees and the Board also noted the potential challenges of seeking to tailor the Management Agreement breakpoints to those of a subadvisory agreement in this context, and the effect that capacity constraints on a subadviser’s ability to manage assets could potentially have on the ability of the Investment Manager to achieve economies of scale, as new subadvisers may need to be added as the Fund grows, increasing the Investment Manager’s cost of compensating and overseeing the Fund’s subadvisers.

In considering these matters, the Committees and the Board also considered the costs of the services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund, as noted above. After reviewing these and related factors, the Committees and the Board concluded, within the context of their overall conclusions, that the extent to which any economies of scale were expected to be shared with the Fund supported the approval of the Subadvisory Agreements.

Conclusion

The Committees and the Board reviewed all of the above considerations in reaching their decisions to recommend for approval or approve the proposed Subadvisory Agreements. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and individual Trustees may have attributed different weights to the various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreements.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of September 30, 2019, the table below identifies the name, address and ownership percentage of each person who owns of record or is known to own beneficially 5% or more of any class of a Fund’s outstanding shares and/or 25% or more of a Fund’s outstanding shares.

Shareholder Name and Address	Share Class	Percentage of Class	Percentage of Fund (if greater than 25%)
American Enterprise Investment Svc 707 2nd Ave S Minneapolis, MN 55402-2405	Class A	97.69%	96.34%
	Class C	76.45%
	Class Institutional	99.34%
Charles Schwab & Co. Inc. Cust. A/C for the exclusive benefit Attention: Mutual Funds 101 Montgomery St. San Francisco, CA 94104-4151	Class Institutional 2	74.15%	N/A
Columbia Management Investment Advisers LLC Attn: Katrina Macbain 50807 Ameriprise Financial Ctr. Minneapolis, MN 55474-0508	Class Advisor	7.59%	N/A
	Class R	100%
JPMCB NA Cust. for Columbia Capital Allocation Aggressive Portfolio, 4 Chase Metrotech Center, 3rd Floor, Brooklyn, NY 11245-0003	Class Institutional 3	19.99%	N/A
JPMCB NA Cust. for Columbia Capital Allocation Conservative Portfolio, 4 Chase Metrotech Center, 3rd Floor, Brooklyn, NY 11245-0003	Class Institutional 3	19.99%	N/A
JPMCB NA Cust. for Columbia Capital Allocation Moderate Aggressive Portfolio, 4 Chase Metrotech Center, 3rd Floor, Brooklyn, NY 11245-0003	Class Institutional 3	19.99%	N/A
JPMCB NA Cust. for Columbia Capital Allocation Moderate Conservative Portfolio, 4 Chase Metrotech Center, 3rd Floor, Brooklyn, NY 11245-0003	Class Institutional 3	19.99%	N/A
JPMCB NA Cust. for Columbia Capital Allocation Moderate Portfolio, 4 Chase Metrotech Center, 3rd Floor, Brooklyn, NY 11245-0003	Class Institutional 3	19.99%	N/A
National Financial Services LLC FEBO Customers Mutual Funds 200 Liberty Street 1WFC New York, NY 10281-1003	Class Advisor	5.15%	N/A
	Class C	20.97%
Pershing LLC 1 Pershing Plz Jersey City, NJ 07399-0002	Class Advisor	74.45%	N/A
TD Ameritrade Inc. for the exclusive benefit of our clients P.O. Box 2226 Omaha, NE 68103-2226	Class Institutional 2	21.81%	N/A
Wells Fargo Clearing Services 2801 Market St. Saint Louis, MO 63103-2523	Class Advisor	7.69%	N/A

As of September 30, 2019, Board members or officers of the Fund owned less than 1% of the Fund and 74.15% of Class Institutional 2.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

[____________(XX/19)]